Exhibit 4.9

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY U.S. STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUE DATE.

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT ‘GOOD DELIVERY’ IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.

THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE TIME LIMITS PROVIDED HEREIN.

WARRANT TO PURCHASE COMMON SHARES

Company: FENNEC PHARMACEUTICALS INC., a corporation continued under the laws of the Province of British Columbia

Number of Shares: 55,498

Type/Series of Shares: Common Shares

Warrant Price: US$8.11 per Common Share

Issue Date: September 23, 2022

Expiration Date: September 23, 2027, subject to earlier expiration as set forth herein

Securities Purchase Agreement: This Warrant to Purchase Common Shares (“Warrant”) is issued in connection with that certain Securities Purchase Agreement dated August 1, 2022 between Petrichor Opportunities Fund I LP and Fennec Pharmaceuticals Inc. (as amended and/or modified and in effect from time to time, the “SPA”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, PETRICHOR OPPORTUNITIES FUND I LP (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Shares (the “Common Shares”) in the capital of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1. EXERCISE.

1.1       Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company (i) the original of this Warrant; (ii) a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1; and (iii) unless Holder is exercising this Warrant pursuant to a cashless exercise as set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company) or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2       Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =       the number of Shares to be issued to the Holder;

Y =      the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =      the fair market value (as determined pursuant to Section 1.3 below) (the “Fair Market Value”) of one Share; and

B =       the Warrant Price.

1.3       Fair Market Value. If the Company’s Shares are then traded or quoted on a U.S. or Canadian nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, including the Nasdaq Capital Market (“Nasdaq”) or, failing which, the Toronto Stock Exchange (the “TSX”) (each, a “Trading Market”), the Fair Market Value of a Share shall be the closing price or last sale price of a Share, expressed in US dollars, reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s Shares are not traded in a Trading Market, the Board of Directors of the Company shall determine the Fair Market Value of a Share in its reasonable good faith judgment.

1.4       Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5       Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6       Treatment of Warrant Upon Acquisition of Company.

(a)       Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger, amalgamation or consolidation of the Company into or with another person or entity (other than a merger, amalgamation or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the shareholders of the Company in their capacity as such immediately prior to such merger, amalgamation, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, amalgamation, consolidation or reorganization; or (iii) any sale or other transfer by the shareholders of the Company of shares representing at least a majority of the votes attaching to the Company’s then-total outstanding combined voting equity securities.

(b)       Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s shareholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the Fair Market Value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be exercised in a Cashless Exercise pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such Cashless Exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as at the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise. In the event of a Cash/Public Acquisition where the Fair Market Value of one Share as determined in accordance with Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.

(c)       Upon the closing of any Acquisition other than a Cash/Public Acquisition, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(d)      As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar reporting requirements of applicable securities laws in Canada, and is then current in its filing of all required reports and other information under the Act and the Exchange Act or under such applicable securities laws in Canada; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market; and (iii) if such Trading Market is a Canada Trading Market, Holder would be able to publicly re-sell, immediately following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition, or if such Trading Market is a U.S. Trading Market, Holder would be able to publicly re-sell, within six (6) months and one day following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1       Share Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding Common Shares payable in Shares or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding Common Shares by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding Common Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2       Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding Common Shares are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3       No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the Fair Market Value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.4       Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, class/type and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, class/type and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with an officer’s certificate of an authorized officer of the Company, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1       Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder that all Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Common Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable U.S. and Canadian federal, provincial and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital such number of Common Shares and other securities as will be sufficient to permit the exercise in full of this Warrant.

3.2       Notice of Certain Events. If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares in the capital of the Company, whether in cash, property, shares, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares any additional shares (of any class or series) in the capital of the Company;

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding Common Shares; or

(d) effect an Acquisition or to liquidate, dissolve or wind up; or

then, in connection with each such event, the Company shall give Holder:

(1) in the case of the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding Common Shares will be entitled thereto) or for determining rights to vote, if any; and

(2) in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding Common Shares will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice).

The Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1       Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act, the Securities Act (British Columbia) (the “Securities Act”) or any other applicable securities law in Canada. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2       Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3       Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4       Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act and of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”), and is purchasing the Warrant pursuant to an exemption from the prospectus requirements of applicable securities laws.

4.5       Registration Exemptions. Holder understands that this Warrant and the Shares issued upon exercise of this Warrant and any securities such Shares may be convertible or exchangeable into have not been registered with the Securities and Exchange Commission of the United States or the securities commission of any state or any securities authority in any Province or Territory in Canada by reason of their issuance in a transaction either: (i) exempt from the registration requirements of the Act pursuant to Section 4(2) thereof or Rule 506 promulgated thereunder; or (ii) not subject to the registration requirements of the Act pursuant to Regulation S, nor have they been qualified by a prospectus under the laws of any province or territory of Canada and, accordingly, are subject to resale restrictions and may not be offered or sold except pursuant to an effective registration statement under the Act or receipted final prospectus under provincial or territorial laws unless offered or sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Act or the prospectus or other requirements of the laws of the applicable province or territory and in accordance with applicable state, provincial and territorial securities laws. In addition, Holder represents that it is familiar with Rule 144 promulgated pursuant to the Act and understands the resale limitations imposed hereby and by the Act. Holder understands that no public market presently exists for any securities of the Company, and there can be no assurance that any such market will be created.

4.6       No Shareholder Rights. Without limiting any term or provision of this Warrant, Holder agrees that it will not have any rights as a shareholder of the Company (including, without limitation, voting rights) until the exercise of this Warrant.

SECTION 5. MISCELLANEOUS.

5.1       Term; Automatic Cashless Exercise Upon Expiration.

(a)       Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, U.S. Pacific time, on the Expiration Date and shall be void thereafter.

(b)       Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

5.2       Legends. Each certificate evidencing Shares (and each certificate evidencing securities issued upon conversion of any Shares, if any) shall be imprinted with legends in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.

If the Shares are issued prior to ________________, 2022:

[UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUE DATE.

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT ‘GOOD DELIVERY’ IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.]

5.3       Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable U.S. and Canadian federal, provincial and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act and NI 45-106. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4       Transfer Procedure. Subject to the provisions of Section 5.3, the Holder and any subsequent Holder may transfer all or part of this Warrant or the Shares issued upon exercise of this Warrant (or the securities issuable upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer any subsequent Holder will give the Company notice of the portion of the Warrant and/or Shares (and/or securities issuable upon conversion of the Shares) being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.

5.5       Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally; (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid; (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient; or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Petrichor Opportunities Fund I LP

885 Third Avenue, Suite 2403

New York, NY 10022

Attn: Michael Beecham

Email: mbeecham@petrichorcap.com

With a copy to, which shall not constitute notice:

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, NY 10166

Attn: Todd E. Bowen

Email: bowent@gtlaw.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Fennec Pharmaceuticals Inc.

68 TW Alexander Drive

Research Triangle Park, NC 27709

Attn: Robert Andrade, CEO

EMAIL: randrade@fennecpharma.com

5.6       Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any such amendment under this Section 5.6 will be subject to the prior approval of Nasdaq and/or the TSX or of any regulator of any other Trading Market having jurisdiction.

5.7       Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable legal fees. In addition, the Company shall pay any reasonable legal fees of the Holder in connection with the exercise of the Warrant.

5.8       Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9       Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

5.10     Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11     Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which the banks in North Carolina are closed.

5.12     Currency. As used herein, “$” and “dollars” shall refer to United States Dollars.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Common Shares to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

FENNEC PHARMACEUTICALS INC.

By:	/s/ Robert Andrade

Name: Robert Andrade

Title: CFO

“HOLDER”

Petrichor Opportunities Fund I LP

by PETRICHOR OPPORTUNITIES FUND I GP LLC

By:	/s/ Tadd Wessel

Name: Tadd Wessel

Title:   Managing Member

APPENDIX 1

NOTICE OF EXERCISE

1.       The undersigned Holder hereby exercises its right to purchase ___________ Common Shares (the “Shares”) in the capital of Fennec Pharmaceuticals Inc. (the “Company”) in accordance with the attached Warrant to Purchase Common Shares and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ]	check in the amount of $________ payable to order of the Company enclosed herewith

[ ]	Wire transfer of immediately available funds to the Company’s account

[ ]	Cashless Exercise pursuant to Section 1.2 of the Warrant

[ ]	Other [Describe]

2.       Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3.       By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Common Shares as of the date hereof.

HOLDER:

By:

Name:

Title:

Date: